Exhibit 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Employment Agreement") is entered into this 22nd day of November, 1999, by and among Eastbrokers International Incorporated, a Delaware corporation ("Eastbrokers"), Sutton Online, LLC, a limited liability company organized under the laws of the State of New York and a wholly-owned subsidiary of Eastbrokers ("the Company") and Gregory C. Frank, (the "Employee" or "Mr. Frank"). Eastbrokers, the Company and Mr. Frank are sometimes referred to collectively herein as the "parties" or individually as a "party."

                              W I T N E S S E T H:

         WHEREAS, Employee desires to be employed, and the Company desires to employ Employee, as President of the Company;

         WHEREAS, the parties desire to enter into this Employment Agreement setting forth the terms and conditions of the employment relationship between Employee and the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to the provisions set forth in this Employment Agreement.

         1. Definitions. Unless otherwise defined herein, Capitalized terms used herein shall have the meanings ascribed to such terms in the LLC Interest Purchase Agreement (the "Purchase Agreement"), dated as of even date herewith, by and among Eastbrokers, the Company and the Members of the Company. Use of the terms "herein," "hereof," "herewith," "hereunder" or any similar term shall refer to this Employment Agreement .

         2. Employment. During the Employment Term (as defined in Section 5 hereof) Employee shall be employed as President of the Company and shall render such services to the Company as are customarily performed by persons serving in such capacity. Employee shall devote such portion of his working time to the Company as is reasonably necessary to the Business of the Company. During the Employment Term, there shall be no material increase or decrease in the duties and responsibilities of Employee otherwise than as provided herein, unless the parties otherwise agree in writing.

         3. Employment Term. The initial term of employment under this Employment Agreement shall be for the two (2) year period from the date hereof (the "Employment Term").

         4.   Compensation.

                  (i) Salary. The Company agrees to pay Employee during the Employment Term salary at an annual rate equal to $78,000, with such subsequent increases in salary during the Employment Term as may be determined by the Company.

              The salary to be paid to the Employee shall be payable to Employee not less frequently than monthly. Employee shall not be entitled to receive fees for serving as a member of the Operating Committee (the "Committee") or any other committee of the Company.

              (b) Bonus. In addition to the salary provided for in Section 4(a), the Company will pay to Employee, if eligible, his share of the Bonus Pool pro rata in accordance with the membership interests in the Company owned by him immediately prior to the Acquisition.

         5.   Benefits; Business Expenses.

              (a) Benefits and Perquisites. Employee shall be entitled to participate in any plan of Eastbrokers relating to stock options, restricted stock, employee stock purchase or ownership, pension, thrift, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefit plans or arrangements that it has adopted or may adopt for the benefit of its employees.

              (b) Business Expenses. During the Employment Term, the Company shall promptly reimburse Employee for all reasonable and customary expenses incurred by Employee in performing services for the Company, including all travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, as such policies and procedures may from time to time be amended.

         6. Voluntary Absences; Vacations. Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Employment Agreement. Unless the Company shall determine otherwise, all such voluntary absences shall count as paid vacation time. Employee shall be entitled to an annual paid vacation of four weeks per year. The timing of paid vacations shall be scheduled in a reasonable manner by Employee, taking into consideration the effect on the Business of the Company of such vacation time.

         7.   Termination of Employment.

              (a) Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to Section 7(b)(i) hereof) shall be communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Employment Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provisions specified.

              (b) Termination Date. "Termination Date" shall mean:

                  (i)    the date of Employee's death;

                  (ii) the date specified in the Notice of Termination, if Employee's employment is terminated pursuant to Section 7(d)(ii) hereof (which shall be after the expiration of the three-month period specified therein); or

                  (iii) the date specified in the Notice of Termination if, Employee's employment is terminated by the Company for Cause.

              (c) Termination by Employee.

                  (i) Employee may terminate his employment without breach of this Employment Agreement for Good Reason by giving ten (10) business days prior written notice to the Company or at any time by giving 90 days prior written notice to the Company;

                  (ii) For purposes of this paragraph (c), "Good Reason" shall mean (A) the assignment to Employee of any duties inconsistent with Employee's employment as set forth in Section 1 of this Employment Agreement or any substantial adverse alteration in the nature or status of Employee's responsibilities; (B) any purported termination of Employee's employment by the Company that is not effected pursuant to a Notice of Termination as provided hereunder; (C) any other failure by the Company to comply with any material provision of this Employment Agreement which failure continues for more than ten
(10) business days after written notice of such noncompliance from Employee.

              (d) Termination by Death; Termination by the Company. Employee's employment may be terminated without any breach of this Employment Agreement under the following circumstances:

                  (i) Death. Employee's employment shall terminate upon his death.

                  (ii) Disability. The Company may terminate Employee's employment because of Disability. For this purpose, "Disability" shall mean the inability of Employee to perform his duties under this Employment Agreement because of physical or mental illness or incapacity for a continuous period of three months during which Employee shall have been absent from his duties under this Employment Agreement on a substantially full-time basis.

                  (iii) Cause. The Company may terminate Employee's employment for Cause. For purposes of this Employment Agreement, "Cause" shall mean, except to the extent caused by a Disability, the occurrence or existence of any one or more of the following:

                         (1)  the willful and continued failure by Employee to
substantially perform his duties hereunder after delivery to Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that Employee has not substantially performed his duties and a reasonable opportunity to cure; provided, however, that this subparagraph (i) shall not apply to any actual or anticipated failure subsequent to delivery by Employee of a Notice of Termination (as defined herein) for Good Reason (as defined herein);

                         (2)  willful misconduct by Employee that causes
substantial and material injury to the Business or operations of the Company, the continuation of which misconduct, in the reasonable judgment of Eastbrokers will continue to substantially and materially injure the business and operations of the Company in the future;

                         (3)  conviction of Employee of a felony under any law
of any jurisdiction; or

                         (4)  breach by Employee of the Non-Compete Agreement.

                  For purposes of this subparagraph (iii), "willful" shall mean that Employee's failure to perform or his misconduct did not occur in good faith or did occur with other than a reasonable belief that his act or failure to act was in the best interests of the Company. Employee shall be deemed to have been terminated for Cause if and only if Employee shall have been provided with (A) reasonable notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment and (B) Notice of Termination (as herein defined) from the Company finding that, in the reasonable good faith opinion of the Company, Cause for the termination exists and specifying the particulars thereof in reasonable detail. In the event that Employee's employment has been terminated by the Company for Cause and Employee disputes in good faith whether such Cause has occurred, the Company shall continue to make to Employee the payments contemplated by this Employment Agreement as if his employment had not been terminated; provided, however, that as a condition to the provisions of this sentence, Employee shall have delivered to the Company a written instrument obligating Employee to repay to the Company any amounts to which it is ultimately determined that he was not entitled under this Employment Agreement .

         8.   Compensation Upon Termination of Employment.

              (a) Termination Because of Death, for Cause or Without Good Reason. If Employee's employment is terminated because of his death, by the Company for Cause or by Employee other than for Good Reason, the Company shall pay Employee his salary and a pro rata portion of the bonus provided for in
Section 4(b) (based upon the bonus paid in respect of the preceding year) through the Termination Date and the Company shall have no further obligation to Employee hereunder.

              (b) Termination Because of Disability. If Employee's employment is terminated by the Company because of Disability, the Company shall pay Employee an annual disability benefit equal to the excess of (x) 60 percent of his salary at the rate in effect under Section 4(a) hereof on the Termination Date plus 60 percent of the bonus amount specified in Section 4(b) hereof (based upon the bonus paid in respect of the preceding year or, if such termination occurs less than one year into the Employment Term, in respect of the average annualized bonus to the extent previously paid) over (y) the amount of the long term disability benefit that is payable to Employee under any policy of disability insurance provided for Employee by the Company at its expense. The disability benefit shall be paid for such period as is determined by the Company but shall not be less than the remainder of the scheduled term of employment.

              (c) Termination Without Cause or With Good Reason. If, in breach of this Employment Agreement, the Company shall terminate Employee's employment without Cause or because of Disability, or if Employee shall terminate his employment for Good Reason, then Employee shall be entitle to the following provisions:

                  (i) The Company shall pay Employee his salary and a pro rata portion of the bonus specified in Section 4(b) hereof (based upon the bonus paid in respect of the preceding year or, if such termination occurs less than one year into the Employment Term, in respect of the average annualized bonus to the extent previously paid) through the Termination Date and all other unpaid and pro rata amounts to which Employee is entitled as of the Termination Date under any compensation plan or program of the Company.

                  (ii) The Company shall pay as liquidated damages to Employee, and in lieu of any further compensation payments hereunder for periods after the Termination Date, Employee's then current salary (payable in installments in accordance with the Company's normal payroll practices) for such period of time after the Termination Date until Employee obtains new employment providing comparable compensation; provided, however, that (A) in no case shall such payments be made after the end of the Employment Term and (B) Employee shall use his best efforts to secure new employment with comparable compensation as soon as is reasonably possible after such termination.

                  (iii) In addition to the liquidated amounts that are payable to Employee, unless otherwise provided for, Employee shall be entitled (for the remaining term of this Employment Agreement as if the termination of employment of Employee had not occurred) to continue (A) to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, thrift and other deferred compensation plans of the Company (Employee being deemed to receive annually for the purposes of such plans Employee's then current compensation and annualized bonus (at the time of his termination) under
Section 4(a) and (b) of this Employment Agreement ), except to the extent that such continued participation and accrual is expressly prohibited by law or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended, by the terms of the plan and (B) to receive all other benefits referred to in Section 5(a) and (b) hereof for the remaining term of this Employment Agreement as if the termination of employment had not occurred. All insurance or other indemnification, defense or hold-harmless provisions, to the extent applicable, that are in effect on the date the Notice of Termination is sent to Employee shall continue for the benefit of Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions; and

              (d) Cost of Enforcement. In the event the employment of Employee is terminated by the Company because of Disability or without Cause, or by Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to Employee under this Employment Agreement, Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by Employee in taking action to collect such amounts or otherwise to enforce this Employment Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal) compounded monthly, for the period from the date of termination until the date on which payment is made to Employee. Such reimbursement and interest shall be in addition to all rights to which Employee is otherwise entitled under this Employment Agreement .

              (e) Parachute Payment Limitation.

                  (i) If any payment or benefit to Employee under this Employment Agreement would be considered a "parachute payment" within the meaning of Section 280G of the Code, and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code ("Excise Tax") and federal income tax imposed by the Code, Employee's net proceeds of the amounts payable and the benefits provided under this Employment Agreement would be less than the amount of Employee's net proceeds resulting from the payment of the Reduced Amount described below (after reduction for federal income taxes), then the amount payable and the benefits provided under this Employment Agreement shall be limited to the Reduced Amount.

                  (ii) The "Reduced Amount" shall be the largest amount that could be received by Employee under this Employment Agreement such that no amount paid to Employee under this Employment Agreement and any other agreement, contract or understanding heretofore or hereafter entered into between Employee and the Company ("Other Agreements") and any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to Employee (including groups or classes of participants or beneficiaries of which thc Employee is a member) whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Employee ("Benefit Plan") would be subject to the Excise Tax.

                  (iii) In the event that the amount payable to Employee shall be limited to the Reduced Amount, then Employee shall have the right, in Employee's sole discretion, to designate those payments or benefits under this Employment Agreement, any Other Agreements, and/or any Benefit Plans, that should be reduced or eliminated so as to avoid having the payment to Employee under this Employment Agreement be subject to the Excise Tax.

         9. Confidentiality. In consideration of the willingness of the Company to employ Employee and the salary and benefits to be received therefore, any for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee agrees as follows:

              (a) The Company Owns All of Employee's Work. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired or first reduced to practice, in whole or in part, or in the regular course of employment by Employee during the Employment Term and related in any way to the Business (including development and research) of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. Employee hereby assigns and transfers to the Company all right, interest and title thereto, and such improvements, discoveries, inventions, designs, documents, licenses and patents or other data shall become the property of the Company. During the Employment Term and at any time thereafter upon request of the Company, Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters, patents, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data as required for vesting and maintaining title to the same in the Company.

              (b) Non-Disclosure of Confidential Information. (i) Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in the public domain, in any form, emanating from or relating to the Company and its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other compilation of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors.

                  (ii) Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company for any reason whatsoever, Employee hereby agrees to return or cause to be returned to the Company the originals and each and every copy of any Confidential and Proprietary Information provided to or acquired, made or created by Employee, or caused, directly or indirectly, by Employee to have been provided to or acquired, made or created by any Person during the period of his employment. Except as ordered by a court of competent jurisdiction, Employee expressly agrees never to disclose to any Person (except to other Company employees, and then only on a "need to know" basis) any Confidential and Proprietary Information either during the Employment Term or at any time after termination of his employment, except with the express written authorization and consent of the Company.

              (c) Customers' Information. Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information that will be within the Company's control in connection with the Company's furnishing of services to its customers. Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner and be obligated by the provisions of this Employment Agreement as if such information were Confidential and Proprietary Information, as defined in Section 9(b) hereof.

         10. Non-Compete Agreement. Employee shall be bound by the provisions of the Non-Compete Agreement, dated as of even date herewith, entered into by and among Eastbrokers, the Company and Employee (the "Non-Compete Agreement"). Nothing in this Employment Agreement shall be construed as a waiver by Eastbrokers or the Company of their respective rights, or Employee's obligations, under the Non-Compete Agreement. Unless otherwise agreed to in writing by the parties, Eastbrokers shall be the sole arbiter of any conflict or ambiguity between the provisions hereof and thereof.

         11.  Miscellaneous.

              (a) Entire Agreement. This Employment Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and cancels and supersedes any and all previous or contemporaneous contracts, agreements, representations, warranties, covenants and understandings (whether oral or written) by, between or among each and any of the parties with respect to the subject matter hereof. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery delivered pursuant hereto shall cancel, amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein.

              (b) Amendments. No addition to, and no cancellation, amendment, extension, modification, renewal or other alteration of, this Employment Agreement shall be binding upon a party unless and to the extent set forth in a written instrument which states that it adds to, cancels, amends, extends, modifies, renews or otherwise alters this Employment Agreement and which is signed by the party or parties to be bound thereby and delivered pursuant to
Section 11(l) hereof.

              (c) Waivers. No waiver of any provision of this Employment Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument signed by the party or parties to be bound thereby and delivered pursuant to Section 11(l) hereof to. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

              (d) Headings. The headings set forth in this Employment Agreement have been inserted for convenience of reference only, shall not be considered a part of this Employment Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Employment Agreement .

              (e) Severability. If any provision of this Employment Agreement shall hereafter be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties or (ii) if such provision cannot be so reformed, such provision shall be severed from this Employment Agreement . Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Employment Agreement.

              (f) Counterparts; Facsimiles. This Employment Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Employment Agreement shall become effective and be deemed to have been executed and delivered by all of the parties at such time as counterparts shall have been executed and delivered by each of the parties, regardless of whether each of the parties has executed the same counterpart. It shall not be necessary when making proof of this Employment Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. Delivery of a facsimile or xerographic reproduction of an originally executed counterpart shall be sufficient to make effective and, except to the extent prohibited by law, to constitute proof of this Employment Agreement .

              (g) Successors and Assigns; Third Party Beneficiaries. This Employment Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of Eastbrokers or the Company by way of reorganization, merger or consolidation and of any assignee of all or substantially all of its business and assets. Neither this Employment Agreement nor any rights or benefits conferred or duties created hereunder may be assigned by Employee without the prior written consent of Eastbrokers and the Company. This Agreement shall not confer any rights on any persons other than parties to this Agreement as provided herein.

              (h) Expenses. Unless otherwise provided, Employee will pay his own legal and other expenses incurred by him or on his behalf, the Company will pay its own legal and other expenses incurred by it or on its behalf, and Eastbrokers will pay its own legal and other expenses incurred by it or on its behalf, in each case in connection with the negotiation and preparation of this Employment Agreement and the transactions contemplated herein whether or not such transactions are completed or this Employment Agreement is terminated.

              (i) Governing Law. The validity, interpretation, performance and enforcement of this Employment Agreement shall be governed by the laws of the State of New York, without giving effect to any choice-of-law or conflicts-of-law principles that may require the application of the laws of another jurisdiction.

              (j) Arbitration. The parties hereto agree that any dispute arising out of or relating to this Employment Agreement or any other agreement relating hereto or arising out of the transactions contemplated hereby or thereby that is not resolved by the parties within thirty (30) days after notice of such dispute has been received by all parties in accordance with the notice provisions of this Employment Agreement shall be submitted in accordance with the rules of the American Arbitration Association to the American Arbitration Association for resolution at a location suggested by the aggrieved party and acceptable to the American Arbitration Association. The parties agree that all costs and expenses, including, without limitation, legal fees incurred in connection with such proceeding, shall be borne by the party against whom the dispute is resolved.

              (k) Ambiguity in Drafting. Each party shall have been deemed to have participated equally in the negotiations in connection with and the drafting of this Employment Agreement and any ambiguity in this Employment Agreement shall not be construed against any purported author thereof.

              (l) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or by telecopier

(with confirmation); on the day delivered by a reputable private courier as established by the sender by evidence obtained from such courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows (or to such other address as may hereafter be designated by a party and delivered to the other parties in accordance with this Section 11(l)):

              If to Eastbrokers, to:

                  Eastbrokers International Incorporated
                  6300 Fairview Road, Suite 1410
                  Charlotte, North Carolina 28210
                  Attention: Mr. Martin A. Sumichrast
                  Telecopy No.: (704) 643-8097

              with a copy to:

                  Kelley Drye & Warren LLP
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  Attention: Paul F. McCurdy, Esq.
                  Telecopy No.: (203) 327-2669

              If to the Company, to:

                  Sutton Online, LLC
                  575 Underhill Boulevard
                  Suite 224
                  Syosset, NY 11791
                  Attention: Gregory C. Frank
                  Telecopy No.: (516) 682-9714.

              With a copy to:

                  c/o Eastbrokers International Incorporated
                  6300 Fairview Road, Suite 1410
                  Charlotte, North Carolina 28210
                  Attention: Mr. Martin A. Sumichrast
                  Telecopy No.: (704) 643-8097

              And to:

                  Kelley Drye & Warren LLP
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  Attention: Paul F. McCurdy, Esq.
                  Telecopy No.: (203) 327-2669

              If to Employee, to:

                  575 Underhill Boulevard
                  Suite 224
                  Syosset, NY 11791
                  Attention: Gregory C. Frank
                  Telecopy No.: (516) 682-9714.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Employment Agreement as of the date first written above.

                                       EASTBROKERS INTERNATIONAL
                                       INCORPORATED



                                       By: /s/ MARTIN A. SUMICHRAST
                                           -------------------------------------
                                           Name: Martin A. Sumichrast
                                           Title: Chairman & Chief Executive
                                                  Officer



                                       SUTTON ONLINE, LLC



                                       By: /s/ GREGORY C. FRANK
                                           -------------------------------------
                                           Name: Gregory C. Frank



                                       /s/ GREGORY C. FRANK
                                           -------------------------------------
                                           Name: Gregory C. Frank, Employee